As filed with the Securities and Exchange Commission on June 14, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Wah Fu Education Group Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

British Virgin Islands	8200	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

L207b, Hesheng Fortune Plaza, No.13 Deshengmenwai Street

Xicheng District, Beijing, China 100088

Tel: 86 10 57925024
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yang Yu

Tel: + 86 10 57925024

L207b, Hesheng Fortune Plaza, No.13 Deshengmenwai Street

Xicheng District, Beijing, China 100088

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Selengut, Esq.

Richard I. Anslow, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Tel: (212) 370-1300

Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate price per unit (1)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee(3)
Ordinary shares, par value $0.01 per share
Warrants
Debt Securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured)
Rights
Depositary Shares
Units
Total			$25,000,000	$2,727.5	(4)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.C. of Form F-3.

(2)	The registrant is hereby registering an indeterminate number of securities of each identified class as may from time to time be offered at unspecified prices or upon conversion, exchange or exercise of securities registered hereunder to the extent such securities are, by their terms, exercisable for, such securities. The maximum aggregate offering price of all securities covered by this Registration Statement will not exceed $25,000,000. The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The securities registered hereunder include securities that may be purchased by underwriters to cover over-allotments, if any.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)	Paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Subject to Completion, dated June 14, 2021.

The information in this prospectus is not complete and may be changed. We cannot sell these securities until the registration statement that we have filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where their offer or sale is not permitted.

PROSPECTUS

Wah Fu Education Group Limited

US$25,000,000

Ordinary Shares

Warrants

Debt Securities

Rights

Depositary Shares

Units

We may offer the securities described in this prospectus from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We refer to the ordinary shares, the warrants, the debt securities, the rights, the depositary shares and the units comprised of, or other combinations of, the foregoing securities as the “Securities”. This prospectus describes the general manner in which the Securities may be offered using this prospectus. We will provide specific terms and offering prices of these Securities in supplements to this prospectus. Any supplement to this prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplements carefully before you invest in the Securities.

We may offer the Securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to investors (including our shareholders), on a continuous or delayed basis. The supplement to this prospectus for each offering of Securities will describe in detail the plan of distribution for that offering.

Our ordinary shares are listed on The NASDAQ Capital Market, or “NASDAQ”, under the symbol “WAFU.”

We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

Investing in the Securities involves risks. See “Risk Factors” beginning on page [8] of this prospectus and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2021.

You should rely only on the information provided by this prospectus, any prospectus supplement and any information incorporated by reference. We have not authorized anyone else to provide you with different or additional information or to make any representations other than those contained in or incorporated by reference to this prospectus or any accompanying prospectus supplement. We have not taken any action to permit a public offering of the securities described in this prospectus outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must observe any restrictions relating to the offering of the securities described in this prospectus and the distribution of this prospectus outside of the United States. This prospectus is not an offer to sell, or solicitation of an offer to buy, any securities in any circumstances under which the offer of solicitation is unlawful.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, we may, from time to time, sell any combination of the Securities in one or more offerings. The Securities to be sold pursuant to this registration statement may have a total aggregate value of up to US$25,000,000. This prospectus does not contain all of the information included in the registration statement. You should refer to the registration statement including the exhibits before making a decision to purchase any securities described in this prospectus.

The information in this prospectus is accurate as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor the sale of any securities described in this prospectus means that information contained in this prospectus is correct after the date of this prospectus or as of any other date. We will provide a prospectus supplement each time we sell any securities described in this prospectus and you should read both this prospectus and the prospectus supplement, together with any information incorporated by reference, before making an investment decision.

A prospectus supplement may provide updated, changed or additional information to the information contained in this prospectus. You should rely on the information contained in the prospectus supplement to the extent there is any conflict between the information contained in this prospectus and the prospectus supplement. Any statement in a prospectus supplement or any document incorporated by reference with a later date will supersede or modify an earlier statement in any document with an earlier date. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.

You may access the registration statement, exhibits and other reports we file with the SEC on its website. More information regarding how you can access this and other information is included under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated or the context implies otherwise:

●	“Wah Fu”, “we”, “us”, “our”, the “Company” or “WAFU” refers to Wah Fu Education Group Limited and its subsidiaries, unless the context requires otherwise;

●	“ordinary shares” refers to our ordinary shares, par value $0.01 per share;

●	“warrants” refers to our warrants to be issued under this registration statement;

●	“debt securities” refers to our debt securities to be issued under this registration statement;

●	“depositary shares” refers to our depositary shares to be issued under this registration statement;

●	“rights” refers to our rights to be issued under this registration statement; and

●	“units” refers to our units to be issued under this registration statement; and

Unless otherwise noted, all other financial and other data related to WAFU in this prospectus is presented in U.S. dollars. All references to “Renminbi” or “RMB” are to the legal currency of the People’s Republic of China. All references to “$” or “US$” in this prospectus mean U.S. dollars unless the context otherwise requires.

Our fiscal year end is March 31. References to a particular “fiscal year” are to our fiscal year ended March 31 of that calendar year.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference may contain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, any prospectus supplement, any free writing prospectus, or the documents incorporated by reference, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, any prospectus supplement, any free writing prospectus, or the documents incorporated by reference, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements may include statements about:

●	our ability to effectively compete in our industry;

●	the strength of our brand;

●	our ability to operate as a going concern;

●	the liquidity of our securities;

●	the potential impact on our business of the economic, political and social conditions of the People’s Republic of China (“China” or the “PRC”);

●	the potential impact on our business of the interpretation and/or application of the PRC laws;

●	expectations regarding expenses, ongoing losses, future revenue and capital needs;

●	our use of proceeds from any offering made pursuant to this prospectus;

●	the length of time over which we expect our cash and cash equivalents to be sufficient; and

●	the effects of COVID-19 on our business operations.

All forward-looking statements speak only as of the date of this prospectus or, in the case of any prospectus supplement, any free writing prospectus, or any document incorporated by reference, that prospectus supplement, free writing prospectus or document. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under “Risk Factors,” elsewhere in this prospectus, any prospectus supplement, any free writing prospectus and in filings incorporated by reference.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

iii

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and incorporated by reference. This summary does not contain all of the information that you should consider before investing in the Securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and all information incorporated by reference, including our Annual Report on Form 20-F and the accompanying historical consolidated financial statements and the related notes to those financial statements.

Overview

We are primarily engaged, through our subsidiaries and affiliated entities in China, in providing online education services and technological development and operation services in China. We were incorporated under the laws of the British Virgin Islands as an offshore holding company on July 23, 2012, under the name “Wah Fu Trade Limited.” In 2016, we changed our name to our current name, Wah Fu Education Group Limited. On May 19, 2016, we established our wholly-owned Hong Kong subsidiary, Wah Fu Education Holding Limited, which currently exists as a holding company. We conduct all of our business and operations through our subsidiaries and affiliated entities in China, which are described below.

●	Beijing Huaxia Dadi Distance Learning Services Co., Ltd. (“Distance Learning”): our wholly owned subsidiary formed under the laws of PRC in 1999. The current business operations of Distance Learning include research and development of long-distance education software and development of long-distance education resources and information.

●	Beijing Huaxia Dadi Digital Information Technology Co., Ltd. (“Digital Information”): our variable interest entity (“VIE”) formed under the laws of PRC in September 2000. Due to PRC legal restrictions on foreign ownership and investment in the value-added telecommunications market, we operate our online platform through Digital Information. Digital Information holds our Internet Content Provider (ICP) license necessary to operate our online platform in China, our domain names, including www.edu-edu.com, our registered trademarks in China and our registered software copyrights that are essential to the Company’s online operation in PRC. We rely on a series of contractual arrangements among Digital Information and its shareholders to operate our online and mobile platforms in China. These contractual arrangements, which are described in our Annual Report on Form 20-F for the year ended March 31, 2020, as filed with the SEC, and incorporated by reference herein, enable us to:

o	exercise effective control over Digital Information;

o	receive substantially all of the economic benefits of Digital Information in consideration for the services provided by us; and

o	have an exclusive option to purchase all of the equity interests in Digital Information when and to the extent permitted under PRC law.

The current business operations of Digital Information include platform development, upgrading, maintenance and other related services.

●	Shanghai Xin Fu Network Technology Co., Ltd.: our wholly owned subsidiary formed under the laws of PRC in July 2015 to engage in the business of development of internet technology and computer technology, technological consulting, services and transfer. This entity currently does not have any business operations.

●	Shanghai Xia Shu Network Technology Co., Ltd.: our wholly owned subsidiary formed under the laws of PRC in April 2016 to enter into agreements relating to the platform in Shanghai for tax reasons.

●	Hunan Huafu Haihui Learning Technology Co., Ltd.: our subsidiary formed under the laws of PRC in June 2015. We own 75% of the equity interests of this entity. Its primary business purpose is to provide technology services in Hunan relating to online platforms for preparation of various examinations.

●	Huaxia MOOC (Hubei) Network Technology Co., Ltd.: a company formed under the laws of PRC in March 2017 to provide exam preparation services in Hubei. We currently own 65% of the equity interest of this entity. Cuntao Hou, our Vice President of Sales, currently owns 5% of the equity interest in this entity. The rest of its equity interest is owned by third party individuals and entities that are not affiliated with us or any of our officers and directors.

●	Nanjin Suyun Education Technology Co., Ltd.: a company formed under the laws of PRC in March 2017 to provide exam preparation services in Jiangsu. We currently own 70% of the equity interest of this entity. The rest of its equity interest is owned by third party individuals and entities that are not affiliated with us or any of our officers and directors.

●	Guizhou Huafu Qianyun Network Technology Co., Ltd.: a company formed under the laws of PRC in April 2017 to provide exam preparation services in Guizhou. We currently own 51% of the equity interest of this entity. The rest of its equity interest is owned by third party individuals and entities that are not affiliated with us or any of our officers and directors.

●	Fuzhou Huafu Mingjiao Technology Co., Ltd.: a company formed under the laws of PRC in May 2018 to provide exam preparation services in Fujian. We currently own 65% of the equity interest of this entity. The rest of its equity interest is owned by third party individuals that are not affiliated with us or any of our officers and directors.

●	Liaoning Huafu Zhongtai Learning Technology Co., Ltd.: a company formed under the laws of PRC in June 2018 to provide exam preparation services in Liaoning. We currently own 70% of the equity interest of this entity. The rest of its equity interest is owned by third parties that are not affiliated with us or any of our officers and directors.

●	Guangxi Huafu Quanping Education Technology Cot., Ltd.: a company formed under the laws of PRC in August 2019 to provide online education services. We currently own 55% of the equity interest of this entity. The rest of its equity interest is owned by a third party company.

●	Huafu Wanrun (Guangzhou) Education Technology Co., Ltd.: a company formed under the laws of PRC in October 2019 to provide online education services. We currently own 60% of the equity interest of this entity. The rest of its equity interest is owned by two individuals that are not affiliated with us or any of our officers and director.

●	Sichuan Huafu Gengyun Education Technology Co., Ltd.: a company formed under the laws of PRC in November 2019 to provide online education services. We currently own 60% of the equity interest of this entity. The rest of its equity interest is owned by two individuals that are not affiliated with us or any of our officers and director.

We do not own equity interests in Digital Information. However, as a result of contractual arrangements described above, we are the primary beneficiary of Digital Information and treat it as our consolidated VIE under U.S. GAAP. We depend upon dividends and other distributions paid to us by our PRC subsidiaries, primarily Distance Learning. Distance Learning partially relies on service fees paid by our VIE, Digital Information. Current PRC laws and regulations set forth restrictions on payment of dividends by PRC companies, foreign exchange and foreign investment in PRC companies. As such, we do not have unfettered access to revenues of our PRC subsidiaries and variable interest entity.

Our Services

We currently offer online education services and technology research & development services. Our online education services currently comprises Online Education Cloud Services and Online Training Services.

Online Education Cloud Service (“B2B2C”)

We provide online education platforms to institutions, such as universities and training institutions, and online course development service companies. Our teachers are well regarded and recommended by our clients, which include universities and academic institutions. Through our product development team, we interview and enlist teachers who we use to record teaching sessions. In return, we provide fixed compensation to teachers. We have developed three separate types of B2B2C platforms: a self-study examination platform, a continuing education platform and a non-diploma training platform (which allows students to enroll in courses for college credit). These platforms are available both online and via mobile app that we design for each of our clients. Currently, we are primarily focused on providing clients with B2B2C services relating to self-study examinations, which are a set of standard national examinations necessary to obtain college degrees in China. We have offered such services since September 2009. We also entered into the adult education field and commenced offering continuing education platforms in late 2016. Currently, over 1,950 courses are available on such platforms and approximately 95 universities and education institutions are using and testing our platforms. We commenced offering our non-diploma training platforms in March 2017. We currently provide services in ten provinces in China and believe that we are the leading service provider in this market.

The flow chart below shows our B2B2C service:

●	Self-Study Examination Platform

This platform is a cloud based education system for universities, government examination officials as well as students who would like obtain college degrees through self-taught higher education examination. We created customized homepage systems for each university that uses our platform. Our system allows the university management to import their student data into the data base of our platform and will generate accounts for each specific student. Students can login the platform, choose to participate in recorded or live courses that are available on the platform. The platform will grant government examination officials the authority to monitor the learning process of each student. The platform can record the student’s learning data, giving each student a score for evaluation of the performance of each course for use by the university and government officials.

●	Continuing Education Platform

This platform is also cloud based and targets college students and students aiming to complete adult higher education. Similar to the self-study examination platform, this platform offers customized interface for each university using the platform where the school management can integrate their student data into the platform. Students can log in and take courses. The system will keep track of the students’ leaning data and generate scores based on students’ performance for school evaluation. What’s different from the self-study examination platform, this platform offers additional teaching administrative functions, including student profile management, tuition payment, management of different campus, course arrangement as well as statistical screening management, etc.

●	Non-Diploma Training Platform

This platform is cloud based as well, but services training institutions and individual students. A large number of traditional face-to-face training institutions can use this platform to provide their training courses online without overspending on personnel, servers and online training platform. Similar to the other systems, the training institutions have their own interfaces and can create accounts for their students to take courses on the platform. In addition, the platform also provides a large number of online educational operations to the training institutions, including the management of their own courses, and pricing, promotion, enrollment and payment functions.

●	Vocational Education 1+X and Higher Vocational Enrollment Expansion Teaching and Educational Administration Platform

This is a cloud computing platform for vocational education information management and online teaching. According to the policy requirements set forth under the “National Vocational Education Reform Implementation Plan” and other relevant policy requirements of the PRC Ministry of Education as well as the actual needs of higher vocational colleges, the platform provides information services for vocational colleges to implement “Academic Certificate + Several Vocational Skill Level Certificates” or “1+X” and higher vocational enrollment expansion business. It covers admission evaluation management, educational administration management, teaching resource management, online learning and other related aspects, and provides complete solutions for occupational colleges by providing hardware, software, resources and services.

●	Huafu E-School System

Huafu e-school system is a website setup system for individuals, educational institutions and enterprise training centers. It helps customers without in-house technical capacities to create their own brand online schools for free, and provides one-stop “Internet + education” service. The e-school system supports two cooperation models: online education self-supporting and cooperative operation. The platform supports multiple terminals, PC online school, mobile app online school, etc. The self-supporting program is for our own online training programs and the cooperative operation is for institutions that we work with. These institutions can have an independent homepage, which supports their independent domain name and independent brand. The platform can authorize the use of Huafu’s existing curriculum resources to institutions or they can also setup and sell their own training courses.

●	Paperless examination platform

This platform is a complete online examination solution for paperless examination of all subjects. The platform integrates key aspects for testing by most universities in China, such as management of question database, test paper, examination, grading, management of examination paper monitoring, etc., and provides related technical services for colleges. Through the platform, the school carries out routine examination evaluation activities such as tests, final examinations and make-up examinations. Students’ examination terminals can carry out examinations through app, browser or client-side. The examination process monitoring can adopt face recognition or ID card reader recognition for identity authentication. Teachers can grade papers online or export answers for marking up paper.

For all five platforms, we will be paid by the schools or training institutions based on the number of courses taken by their students.

Online Training Service (“B2C”)

We provide online training and examination preparation services directly to students for a fee. We have provided this service since 2000, however, due to limited marketing efforts, the revenue generated from this service has been limited. We have been increasing our marketing efforts for our B2C service since early 2017 and our revenue from this service has stabilized during the year ended March 31, 2019. With the increased demand for continuing education, we plan to expand our B2C service. In connection with our B2C service, we provide an online cloud education platform targeting end users, which is available both online and via the mobile app we design for each program. We can also license this platform to other offline education and training institutions for them to offer online services, and to manage their online courses and online users. Students that use this service are primarily college students and students preparing for the self-study examination. During the year ended March 31, 2020, we provided approximately 1,104,000 courses to students. The flow chart below illustrates our B2C services:

Technology Research & Development Services

Another major aspect of our business is dedicated to developing and maintaining online education platforms and online courses for our clients, comprising universities, government agencies and private clients such as publishers. We also provide consulting, maintenance and updating services relating to online education programs we have developed for our clients. We have provided these services to our clients since Beijing Distance Learning commenced operations in 1999. Our largest clients in this segment are World Publishing (Shanghai) Co., Ltd. and the State Intellectual Property Bureau Training Center. Pursuant to our agreements with World Publishing (Shanghai) Co., Ltd., we develop and update platforms for its Electric Backpack program, an online interactive teaching program for elementary and middle school students in China. We have been providing online course development services to the State Intellectual Property Bureau Training Center since 2002. Our services to the center include training course recording, editing and posting as well as platform maintenance and updating for a fixed fee agreed upon by both parties.

Our Strengths

We believe that the following competitive strengths contribute to, and will continue to reinforce, our success and leading market position in the online self-taught education industry in the PRC and differentiate us from our competitors:

●	Education Cloud Platform Advantage. We are dedicated to the development of our education platforms and actual operations and is one of the companies with the longest history in the industry. Our platforms are constantly improved and upgraded and have been well recognized by its users for being comprehensive and easy to use.
●	Leading Service Provider in Online Preparation of Self-Taught Examination. According to CRI, we are the leading provider and standards setter of online education service of self-study examination courses in the PRC and the first company in China that provides such services. The Company has over 920 online courses and provides services to over 83 universities and colleges across 14 provinces in China.

●	Leading Service Provider in Online Adult Education. We launched our adult continue education platform in late 2016. There are approximately 84 schools that currently have service agreements with us and approximately 91 that are testing our services. The platform has become well-known in the industry.
●	Strong Brand Recognition with Nationwide Experience in Online Education. After many years in operation, our brand is well recognized. “Huaxiadadi华夏大地” is an online education course brand in PRC. We kept improving our course designs over the years. With an experienced and cooperative team, we are able to provide quality services and exceed customer expectations. In 2015, we were awarded “2015 Chinese Brand Influence Educational Institution” by Sina Education. In 2016, we were recognized as “2016 Famous Online Education Brand” by Tencent Echo China. In 2017, we were awarded “2017 China Internet Education Brand Enterprise” by the Online Study magazine of China Long-Distance Education Magazine and China Online Education Leaders Association.
●	Technology Advantage. We have dedicated considerable resources to our technology and product development efforts. More than 25% of our employees are in our technology and product development departments and are very experienced with research and development. 30% of these employees hold master or doctor degrees. In addition, we have 30 registered copyrights and have accumulated two decade’s experience.

Our Strategies

Our goal is to strengthen our position as a leading provider of online self-taught courses in PRC by pursuing the following business strategies:

●	In response to the increased demand from over 3,000 universities in China, we plan to expand our client base for our B2B2C service.
●	We continue to improve on the breadth and quality of our online courses, which are key components for our B2B2C and B2C services.

●	In addition to cloud services, we intend to provide offline training and testing services to supplement the online services provided to universities and colleges based on their demand.
●	While implementing our national expansion strategy, we intend to acquire or set up local training companies to localize our B2B2C service. We intend to continue to increase our research and development department.
●	We intend to expand internationally by setting up branches or acquiring training institutions in North America and also leveraging international education resources to operations in China.

Our Mission, Vision and Values

Our mission is to improve education in China. Recognizing the unmet demand for higher education and the potential social and commercial value of private education, we started our business by providing education services focusing on long-distance learning. Our vision is to utilize our technology advantages accumulated over our nearly two-decade operations to become the best education technology company in China. We believe the core of distance-learning is service – customer satisfaction and innovation are critical to our success and we strive to promote and adhere to these values.

Corporate information

Our principal executive offices are located at L207b, Hesheng Fortune Plaza, No.13 Deshengmenwai Street, Xicheng District, Beijing, China and Room 1303A, 1303B, Building 40, No. 1 Shengbei Road, Economic Development Zone, Daxing District, Beijing, China. Our telephone number at this address is + 86 10 57925024. Our registered office in the British Virgin Islands is located at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. Our agent for service of process in the United States is Puglisi & Associates.

Our principal website is www.edu-edu.com. The information contained on our website or any third-party websites is not a part of this prospectus.

RISK FACTORS

Investment in the Securities involves significant risks. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 20-F for the year ended March 31, 2020, as filed with the SEC, and all other information contained in, or incorporated by reference in, this prospectus and any prospectus supplement or related free writing prospectus before you decide to invest in the Securities. If any such risks actually occurs, then our business, prospects, financial condition, results of operations and cash flow could be materially and adversely affected, thus potentially causing the trading price of any or all of our securities to decline and you could lose all or part of your investment.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Offer Statistics and Expected Timetable

We may sell from time to time pursuant to this prospectus (as may be detailed in one or more prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $25,000,000. The actual price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities pursuant to the registration statement of which this prospectus forms a part with a value of more than one-third of the aggregate market value of our ordinary shares held by non-affiliates in any 12 calendar month period, so long as the aggregate market value of our ordinary shares held by non-affiliates is less than $75,000,000. In the event that subsequent to the effective date of the registration statement of which this prospectus forms a part, the aggregate market value of our outstanding ordinary shares held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We will state on the cover of each prospectus supplement the amount of our outstanding ordinary shares held by non-affiliates, the amount of securities being offered and the amount of securities sold during the prior 12 calendar month period that ends on, and includes, the date of the prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the Securities for general corporate purposes and to advance our commercial operations. We may also use a portion of the net proceeds towards the possible acquisition of, or investment in, complementary technologies and businesses. Proceeds may also be used at our discretion for specific purposes described in any prospectus supplement. Pending these uses, we intend to invest the net proceeds primarily in bank deposits.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we may have upon completion of an offering or offerings. Accordingly, we will retain broad discretion over the use of these proceeds.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

DESCRIPTION OF SHARE CAPITAL

General. Our authorized share capital is US$300,000 divided into 30,000,000 ordinary shares, with a par value of US$0.01. Holders of ordinary shares will have the same rights. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the British Virgin Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our M&AA provide that dividends may be declared and paid at such time, and in such an amount, as the directors determine subject to their being satisfied that the Company will meet the statutory solvency test immediately after the dividend. Holders of ordinary shares will be entitled to the same amount of dividends, if declared.

Rights. In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote for each ordinary share registered in his or her name on our register of members. Holders of ordinary shares shall at all times vote together on all resolutions submitted to a vote of the members. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder.

A quorum required for a meeting of shareholders consists of two or more shareholders who hold at least one-half of all voting power of our share capital in issue at the date of the meeting present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our board of directors or our chairman or upon a requisition of shareholders holding at the date of deposit of the requisition not less than 30% of the aggregate voting power of our company. Advance notice of at least 10 days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our M&AA.

Transfer of Ordinary shares. Under the Act the transfer of a registered share which is not listed on a recognized exchange is by a written instrument of transfer signed by the transferor and containing the name of the transferee. However, the instrument must also be signed by the transferee if registration would impose a liability on the transferee to the company. The instrument of transfer must be sent to the company for registration. Subject to our M&AA, we shall on receipt of an instrument of transfer enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay registration of the transfer for reasons that should be specified in a resolution of directors. The transfer of a registered share is effective when the name of the transferee is entered in the register of members. The entry of the name of a person in the company’s register of members is prima facie evidence that legal title in the share vests in that person.

The procedure is different for the transfer of shares that are listed on a recognized exchange. Such shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to our M&AA.

The registration of transfers may, after compliance with any notice required of NASDAQ, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. Any distribution of assets or capital to holders of an ordinary share will be the same in any liquidation event.

Calls on Ordinary shares and Forfeiture of Ordinary shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary shares. The Act and our M&AA permit us to purchase our own shares with the prior written consent of the relevant shareholders and resolution of directors and applicable law.

Variation of Rights of Shares.  All or any of the special rights attached to any class of shares may, subject to the provisions of the Act, only be varied with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records. A member of a company is entitled, on giving written notice to the company, to inspect (a) the M&AA; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to our M&AA, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: the M&AA of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.

Issuance of Additional Shares. Our M&AA authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares in one or more series, together with other securities or separately, as described in the applicable prospectus supplement. A general description of terms and provisions of the warrants we may offer is included below. A prospectus supplement and warrant agreement will contain specific terms of any warrants.

The prospectus supplement relating to any warrants will contain, as applicable, the following:

●	the designation, amount and terms of the securities purchasable on exercise of the warrants;

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants, if applicable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms;

●	any material U.S. federal or foreign income tax consequences;

●	the identity of the warrant agent and of any other depositaries, paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the date from and after which the warrants and the ordinary shares will be separately transferable, if applicable;

●	the minimum or maximum amount of the warrants that may be exercised at any time, if applicable;

●	any information with respect to book-entry procedures;

●	any anti-dilution provisions of the warrants;

●	any redemption or call provisions of the warrants; and

●	any additional terms of the warrants, including procedures and limitations with regard to the exercise and exchange of the warrants.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General. Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement. Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares, rather than full shares. If we decide to offer fractional shares, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our ordinary shares, and the applicable prospectus supplement will indicate that fraction. The ordinary shares represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights of the ordinary shares represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, forms of the deposit agreement, form of depositary receipts and any other related agreements.

Dividends and Other Distributions.   The depositary will distribute all cash dividends or other cash distributions received by it in respect of the ordinary shares to the record holders of depositary shares relating to such ordinary shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares.   Whenever we redeem the ordinary shares, the depositary will redeem a number of depositary shares representing the same number of ordinary shares so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares.  Upon receipt of notice of any meeting at which the holders of our ordinary shares of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of ordinary shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of ordinary shares underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole ordinary shares underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such ordinary shares, it will abstain from voting such ordinary shares.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of ordinary shares and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the ordinary shares cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of ordinary shares on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole ordinary shares of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement.   The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution in respect of the ordinary shares of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary.   The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary.   We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the ordinary shares of any series, the initial issuance of the depositary shares, any redemption of such ordinary shares and any withdrawals of such ordinary shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices.   Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the ordinary shares represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting ordinary shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the Securities in any one or more of the following ways from time to time, including any combination thereof:

●	to or through underwriters;

●	to or through dealers;

●	to our shareholders under a rights entitlement offering;

●	through agents; or

●	directly to purchasers, including our affiliates.

The prospectus supplement relating to a particular offering of our Securities will set forth the terms of such offering, including:

●	the type of Securities to be offered;

●	the name or names of any underwriters, dealers or agents and the amounts of the Securities underwritten or purchased by each of them;

●	the purchase price of the offered Securities and the proceeds to us from such sale;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the initial offering price;

●	any discounts or concessions allowed or re-allowed to be paid to dealers; and

●	any securities exchanges on which the offered Securities may be listed.

Any initial offering prices, discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate value of the securities offered pursuant to this prospectus.

The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If the Securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the Securities. If underwriters are utilized in the sale of the Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of the Securities will be obligated to purchase all of those Securities if they purchase any of those Securities.

We may grant to the underwriters options to purchase additional Securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those Securities.

If a dealer is utilized in the sale of the Securities in respect of which this prospectus is delivered, we will sell those Securities to the dealer as principal. The dealer may then resell those Securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase the Securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

Offers to purchase the Securities may be solicited directly by us and the sale of those Securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those Securities. The terms of any sales of this type will be described in the related prospectus supplement.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase Securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the Securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the Securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of the Securities, persons participating in the offering, such as any underwriters, may purchase and sell the Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities, and syndicate short positions involve the sale by underwriters of a greater number of Securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Securities sold in the offering for their account may be reclaimed by the syndicate if the Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If Securities are sold by means of a rights entitlement offering, the prospectus supplement will set forth the terms and conditions of any such rights entitlement offering, including the manner in which it will be conducted and details on how our shareholders can participate in any such offering. A rights entitlement offering conducted under applicable foreign rules and regulations is a pro rata offering of additional securities to all our eligible shareholders, as at a specified record date.

EXPENSES

Set forth below is an itemization of the estimated expenses currently expected to be incurred in connection with the issuance and distribution of the Securities. The amounts in the table below are estimates, with the exception of the SEC registration fee. Additional expenses relating to offerings of particular Securities are not included in the table below. Each prospectus supplement describing an offering of Securities will provide estimated expenses related to the Securities offered under that prospectus supplement.

SEC fees	US$	2,727.5

Legal fees and expenses		120,000

Accounting fees and expenses		$40,000

Other miscellaneous fees and expenses		1,000

Total	US$	163,727.5

LEGAL MATTERS

The validity of the debt securities and depositary shares and certain legal matters relating to the offering as to this offering will be passed upon for us by Ellenoff Grossman & Schole LLP. The validity of the ordinary shares, rights, warrants and units and certain legal matters relating to the offering as to British Virgin Islands law will be passed upon for us by Maples and Calder. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of applicable law.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Friedman LLP, which is included as exhibit to this registration statement upon the authority and consent of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the British Virgin Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to, the following:

●	the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. All of our current operations are conducted in the People’s Republic of China (the “PRC”), and all of our assets are located in the PRC. All of our current directors and officers are nationals and residents of the PRC and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, located at 850 Library Ave, Suite 204, Newark, DE 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder, our counsel as to British Virgin Islands law, and Beijing Haotai Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the British Virgin Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder has informed us that it is uncertain whether the courts of the British Virgin Islands will allow shareholders of our company to originate actions in the British Virgin Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to British Virgin Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands will not recognize or enforce the judgment against a British Virgin Islands company, such as our company. As the courts of the British Virgin Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the British Virgin Islands. Maples Group has further advised us that the courts of the British Virgin Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that: (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the British Virgin Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands; and (vi) there is due compliance with the correct procedures under the laws of the British Virgin Islands.

We have been advised by Beijing Haotai Law Firm that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or British Virgin Islands courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Beijing Haotai Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the British Virgin Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the British Virgin Islands.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means we are able to disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for the fiscal year ended March 31, 2020 (filed on August 17, 2020);

●	the description of our ordinary shares that is contained in our registration statement on Form 8-A, filed with the SEC on August 2, 2018;

●	any annual report on Form 20-F filed with the SEC after the date of this prospectus;

●	our Current Report on Form 6-K, furnished to the SEC on March 31, 2021, relating to our half yearly financial results for the six months ended September 30, 2020;

●	any half yearly report on Form 6-K furnished to the SEC after the date of this prospectus and prior to the termination of this offering of Securities; and

●	any other Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that those forms expressly state that we incorporate them by reference in this prospectus.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus and any prospectus supplement. You should rely only on the information provided by and incorporated by reference to this prospectus and any prospectus supplement.

Upon written or oral request, we shall provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus but not delivered with this prospectus. You may request a copy of these filings by contacting us at Wah Fu Education Group Limited, L207b, Hesheng Fortune Plaza, No.13 Deshengmenwai Street, Xicheng District, Beijing, China, Attention: Chief Executive Officer, telephone: + 86-10-57925024.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have a registration statement on Form F-3 filed with the SEC, including relevant exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits. As this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement, its exhibits and the documents incorporated by reference for further information with respect to us and our securities. All information we file with the SEC is available through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC’s website at www.sec.gov.

We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934 as applicable to foreign private issuers. Our annual report on Form 20-F for the year ended March 31, 2020, has been filed with the SEC and an annual report on Form 20-F for subsequent years will be due within four months following the fiscal year end.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and Regulation FD (Fair Disclosure), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

Only the specific documents incorporated by reference above, or incorporated by reference in any prospectus supplement, are to be deemed incorporated by reference into this prospectus and the registration statement of which it is a part. No information available on or through our website, or any other website reference herein, shall be deemed incorporated by reference into this prospectus.

Wah Fu Education Group Limited

US$25,000,000

Ordinary Shares

Warrants

Debt Securities

Rights

Depositary Shares

Units

PROSPECTUS

June 14, 2021

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

We are a British Virgin Islands company. British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our M&AA permits indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our M&AA.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits.

EXHIBIT INDEX

Exhibits	Description

1.1	Form of Underwriting Agreement*

3.1	Articles of Association (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on May 10, 2018)***

3.2	Amended and Restated Memorandum of Association (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1/A filed with the SEC on April 11, 2018)***

4.1	Specimen Ordinary Share Certificate*

4.2	Form of Warrant and/or Warrant Agent Agreement**

4.3	Form of Indenture***

4.4	Form of Debt Securities**

4.5	Form of Rights Agreement and Form of Rights Certificate**

4.6	Form of Unit Agreement and Form of Unit Certificate**

4.7	Form of Depositary Receipt**

5.1	Opinion of Maples and Calder***

23.1	Consent of Maples Group (included in Exhibit 5.1) ***

23.3	Consent of Friedman LLP***

24.1	Power of Attorney (contained on the signature page to this registration statement) ***

*	To be filed as an amendment or as an exhibit to a report on Form 6-K furnished to the SEC.

**	To be filed as an amendment or as an exhibit to a report on Form 6-K furnished to the SEC and incorporated by reference herein if any warrants rights are offered under this registration statement.

***	Filed herewith.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) to this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on June 14, 2021.

Wah Fu Education Group Limited

By:	/s/ Yang Yu
	Name:	Yang Yu
	Title:	Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yang Yu
Yang Yu	Chairman of the Board of Directors	June 14, 2021

/s/ Shuting Ai
Shuting Ai	Chief Financial Officer	June 14, 2021
(principal financial and accounting officer)

/s/ Xinghui Yang
Xinghui Yang	Director and Chief Executive Officer	June 14, 2021
(principal executive officer)

/s/ Defang Li
Defang Li	Director	June 14, 2021

/s/ Yik C Chan
Yik C Chan	Director	June 14, 2021

/s/ Wenxiang Xing
Wenxiang Xing	Director	June 14, 2021

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Wah Fu Education Group Limited, has signed this registration statement in Newark, Delaware, on June 11, 2021.

Authorized U.S. Representative

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director